Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
August 4, 2011	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS

FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2011

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for its second quarter ended July 3, 2011. Total revenues for the second quarter of 2011 increased $5.2 million, or 2.9%, to $186.2 million from $181.0 million for the second quarter of 2010. The increase was primarily due to a weighted average net increase of approximately nine stores as compared to the second quarter of 2010, and a 0.3% increase in comparable store sales.

Net income for the second quarter ended July 3, 2011 increased to $6.5 million as compared to net income of $4.8 million for the second quarter of 2010. In addition, our diluted earnings per share for the second quarter of 2011 was $0.34 as compared to diluted earnings per share of $0.22 for the second quarter of 2010. An unfavorable tax adjustment was recorded in the prior year of approximately $2.8 million, net of taxes, in connection with an Internal Revenue Service (“IRS”) examination. In addition, diluted earnings per share benefitted from our repurchase of approximately 2.8 million shares of our common stock since the beginning of the second quarter of 2010.

For the first six months of 2011, total revenues increased $15.3 million, or 3.6%, to $442.6 million as compared to $427.3 million for the first six months of 2010. The increase was primarily due to a weighted average net increase of approximately eight stores and a 0.8% increase in comparable store sales.

Net income for the first six months of 2011 increased to $40.6 million as compared to $38.6 million for the first six months of 2010. In addition, our diluted earnings per share for the first six months of 2011 was $2.06 as compared to diluted earnings per share of $1.77 for the first six months of 2010. An unfavorable tax adjustment was recorded in the prior year of approximately $2.8 million, net of taxes, in connection with an IRS examination. In addition, diluted earnings per share benefitted from our repurchase of approximately 3.2 million shares of our common stock since the beginning of fiscal year 2010.

On May 3, 2011, the Company’s Board of Directors declared a cash dividend of $0.20 per share that was paid on July 7, 2011 to stockholders of record as of June 2, 2011. The Company’s Board of Directors declared a cash dividend of $0.20 per share on August 2, 2011 that will be paid on October 6, 2011 to stockholders of record as of September 8, 2011.

Michael Magusiak, President and Chief Executive Officer, stated that, “During the first six months of 2011, we generated $111.6 million of operating cash flow. We utilized this cash by investing $46.8 million primarily in new and existing stores, reducing our outstanding borrowings on our revolving credit facility by $20.5 million, paying out $3.9 million in cash dividends, and using $40.0 million to repurchase 1,049,224 shares of our common stock or approximately 5.3% of diluted shares outstanding at quarter-end.”

Business Outlook:

Comparable store sales were up 0.8% during the first half of 2011 and were down 7.9% during the first four weeks of the third quarter of 2011. It is difficult to quantify factors that negatively impact sales over a four week period. We believe, however, that our sales were adversely impacted by declines in consumer confidence in July of this year in contrast to the more healthy economic indicators in the prior year. Additionally, we believe that July was negatively impacted by more difficult weather comparisons due to high rainfall totals during the same four weeks of the prior year and increased competition from certain PG-13 movies this year. It is very difficult to project comparable store sales over the short-term, however, considering our year-to-date results and our concerns relating to the current economic environment that we believe is creating uncertainties in consumer spending, we are lowering our projected fiscal year 2011 diluted earnings per share to now be in a range of $2.75 to $2.95. This guidance incorporates the following assumptions for the 2011 fiscal year:

•	comparable store sales down 2.0% to flat;

•	five additional Company-owned stores, inclusive of three relocations;

•	average cheddar block prices in a range of $1.80 to $1.90 per pound;

•	combined depreciation and rent expense will increase approximately 6% from the prior year;

•	advertising expense as a percentage of total revenue will decrease approximately 0.1 percentage points;

•	annual effective income tax rate of approximately 38.7%;

•	capital expenditures will range from $92.0 million to $93.0 million;

•	our intent to repurchase Company common stock on an opportunistic basis; and

•	payment of three quarterly dividends approximating $11.8 million.

Second Quarter 2011 Conference Call:

The Company will host a conference call Thursday, August 4, 2011, at 3:30 p.m. Central Time to discuss its second quarter financial results and outlook for fiscal year 2011. A live webcast of the call (listen only) can be accessed through the Company’s website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, September 23, 2011.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:

For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 555 Chuck E. Cheese’s stores located in 48 states and seven foreign countries or territories. Currently, 508 locations in the United States and Canada are owned and operated by the Company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides, and play areas, as well as a variety of dining options including pizza, sandwiches, a salad bar, and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $6 million to schools and non-profit institutions through its fundraising programs. For more information, see the Company’s website at www.chuckecheese.com.

Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011, filed on February 24, 2011. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Competition in both the restaurant and entertainment industries;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Continued existence or occurrence of certain public health issues;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Adverse effects of local conditions, natural disasters and other events;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three Months Ended				Six Months Ended
	July 3, 2011		July 4, 2010		July 3, 2011		July 4, 2010
	(in thousands, except per share amounts)
REVENUES
Food and beverage sales	$88,379	47.7%	$89,064	49.4%	$212,136	48.2%	$210,080	49.4%
Entertainment and merchandize sales	96,825	52.3%	91,065	50.6%	228,284	51.8%	215,249	50.6%

Company store sales	185,204	99.5%	180,129	99.5%	440,420	99.5%	425,329	99.5%
Franchising fees and royalties	1,012	0.5%	857	0.5%	2,198	0.5%	1,984	0.5%

Total revenues	186,216	100.0%	180,986	100.0%	442,618	100.0%	427,313	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (1)	22,087	25.0%	19,967	22.4%	50,990	24.0%	47,586	22.7%
Cost of entertainment and merchandise (2)	7,351	7.6%	7,736	8.5%	17,511	7.7%	17,786	8.3%

Total cost of food, beverage, entertainment and merchandise (3)	29,438	15.9%	27,703	15.4%	68,501	15.6%	65,372	15.4%
Labor expenses (3)	52,242	28.2%	51,777	28.7%	115,879	26.3%	112,372	26.4%
Depreciation and amortization (3)	20,906	11.3%	19,836	11.0%	41,658	9.5%	39,442	9.3%
Rent expense (3)	18,334	9.9%	17,440	9.7%	36,819	8.4%	34,926	8.2%
Other store operating expenses (3)	30,252	16.3%	29,698	16.5%	63,246	14.4%	60,732	14.3%

Total Company store operating costs (3)	151,172	81.6%	146,454	81.3%	326,103	74.0%	312,844	73.6%
Other costs and expenses:
Advertising expense	8,849	4.8%	8,385	4.6%	17,916	4.0%	17,422	4.1%
General and administrative expenses	13,224	7.1%	11,436	6.3%	27,279	6.2%	25,121	5.9%

Total operating costs and expenses	173,245	93.0%	166,275	91.9%	371,298	83.9%	355,387	83.2%

Operating income	12,971	7.0%	14,711	8.1%	71,320	16.1%	71,926	16.8%
Interest expense	2,286	1.2%	3,442	1.9%	5,040	1.1%	6,112	1.4%

Income before income taxes	10,685	5.7%	11,269	6.2%	66,280	15.0%	65,814	15.4%

Income taxes	4,183	2.2%	6,491	3.6%	25,696	5.8%	27,174	6.4%

Net income	$6,502	3.5%	$4,778	2.6%	$40,584	9.2%	$38,640	9.0%

Earnings per share:
Basic	$0.34		$0.22		$2.07		$1.77
Diluted	$0.34		$0.22		$2.06		$1.77

Weighted average shares outstanding:
Basic	19,323		21,544		19,630		21,810
Diluted	19,359		21,592		19,669		21,849

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percent amount expressed as a percentage of Company store sales.

Due to rounding, percentages presented in the table above may not add. The percentage amounts for the components of cost of food, beverage, entertainment and merchandise do not sum due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage and entertainment and merchandise sales, as opposed to total Company store sales.

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	July 3,	January 2,
	2011	2011
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$17,376	$19,269
Other current assets	53,409	68,084

Total current assets	70,785	87,353
Property and equipment, net	680,430	683,192
Other noncurrent assets	8,028	7,484

Total assets	$759,243	$778,029

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of capital lease obligations	$945	$936
Other current liabilities	83,562	88,138

Total current liabilities	84,507	89,074

Capital lease obligations, less current portion	10,409	10,326
Debt, less current portion	356,500	377,000
Other noncurrent liabilities	152,906	143,567

Total liabilities	604,322	619,967

Total stockholders’ equity	154,921	158,062

Total liabilities and stockholders’ equity	$759,243	$778,029

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	July 3,	July 4,
	2011	2010
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$40,584	$38,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,978	39,868
Deferred income taxes	11,897	(7,793)
Stock-based compensation costs	3,779	3,653
Other adjustments	123	429
Changes in operating assets and liabilities:
Operating assets	936	5,715
Operating liabilities	12,260	20,406

Net cash provided by operating activities	111,557	100,918

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(46,787)	(43,074)
Other investing activities	(502)	(4,040)

Net cash used in investing activities	(47,289)	(47,114)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments on revolving credit facility	(20,500)	(22,900)
Proceeds from exercise of stock options	632	4,629
Dividend payments	(3,922)	—
Payment of taxes for returned restricted shares	(2,728)	(2,742)
Treasury stock acquired	(40,019)	(35,555)
Other financing activities	275	134

Net cash used in financing activities	(66,262)	(56,434)

Effect of foreign exchange rate changes on cash	101	(82)

Change in cash and cash equivalents	(1,893)	(2,712)

Cash and cash equivalents at beginning of period	19,269	17,361

Cash and cash equivalents at end of period	$17,376	$14,649

CEC ENTERTAINMENT, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Net Income to EBITDA:

The following tables set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	2010	2009	2008	2007	2006
	(in thousands)
Revenues	$817,248	$818,346	$814,509	$785,322	$772,553

Net income	$54,034	$61,194	$56,494	$55,921	$68,257
Add:
Income taxes	38,726	37,754	34,137	35,453	43,120
Interest expense	12,142	12,017	17,389	13,170	9,508
Depreciation and amortization	80,679	78,071	75,445	71,919	65,392

EBITDA	$185,581	$189,036	$183,465	$176,463	$186,277

EBITDA as a percent of revenues	22.7%	23.1%	22.5%	22.5%	24.1%

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2011	2010	2011	2010
	(in thousands)

Revenues	$186,216	$180,986	$442,618	$427,313

Net Income	$6,502	$4,778	$40,584	$38,640

Add:
Income Taxes	4,183	6,491	25,696	27,174
Interest expense	2,286	3,442	5,040	6,112
Depreciation and amortization	21,064	20,071	41,978	39,868

EBITDA	$34,035	$34,782	$113,298	$111,794

EBITDA as a percent of revenues	18.3%	19.2%	25.6%	26.2%

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures, and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before income taxes, interest expense, and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

Free Cash Flow:

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Six Months Ended
	July 3,	July 4,
	2011	2010
	(in thousands)

Cash provided by operating activities	$111,557	$100,918

Less:
Capital expenditures	46,787	43,074
Dividend payments	3,922	—

Free Cash Flow	$60,848	$57,844

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures and payment of dividends.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

Store Count Information:

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2011	2010	2011	2010
Number of Company-owned stores:
Beginning of period	507	498	507	497
New(1)	1	—	2	—
Acquired from franchisees	—	—	—	1
Closed(1)	(1)	—	(2)	—

End of period	507	498	507	498

Number of franchised stores:
Beginning of period	47	48	47	48
New	1	—	2	1
Acquired by the Company	—	—	—	(1)
Closed	—	—	(1)	—

End of period	48	48	48	48

(1)	For the six months ended July 3, 2011, included the closing and opening of one relocated store.